UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 9, 2019

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-38214	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR. GLEN ALLEN, VA		23060
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

Hamilton Beach Brands Holding Company (the "Company") held its Annual Meeting of Stockholders on May 7, 2019. Reference is made to the Company's 2019 Proxy Statement filed with the Securities Exchange Commission on March 21, 2019 for more information regarding the Proposals set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Proposal 1 - The stockholders elected each of the following eleven nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
Mark R. Belgya	42,473,166	5,023,273	1,066,225
J.C. Butler, Jr.	42,225,367	5,271,072	1,066,225
Paul D. Furlow	44,453,458	3,042,981	1,066,225
John P. Jumper	42,834,419	4,662,020	1,066,225
Dennis W. LaBarre	41,784,484	5,711,955	1,066,225
Michael S. Miller	42,404,634	5,091,805	1,066,225
Alfred M. Rankin, Jr.	42,185,829	5,310,610	1,066,225
Roger F. Rankin	42,722,599	4,773,840	1,066,225
Thomas T. Rankin	42,705,835	4,790,604	1,066,225
James A. Ratner	42,817,511	4,678,928	1,066,225
Gregory H. Trepp	42,996,326	4,500,113	1,066,225

Proposal 2 - The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for 2019:

For	48,529,402
Against	30,418
Abstain	2,844

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2019		Hamilton Beach Brands Holding Company

		By:	/s/ Dana B. Sykes
		Name:	Dana B. Sykes
		Title:	Vice President, General Counsel and Secretary